EXHIBIT 99.2

Execution Copy

STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of January 27, 2005 by and among Danisco A/S, a corporation organized under the laws of Denmark (“Danisco”), DH Subsidiary Inc., a Delaware corporation and wholly owned subsidiary of Danisco (“Buyer”), Eastman Chemical Company, a Delaware corporation (“Eastman”), and Eastman Chemical Company Investments, Inc., a Delaware corporation and wholly owned subsidiary of Eastman (“Eastman Sub”). Each of Danisco, Buyer, Eastman and Eastman Sub are referred to herein individually as a “Party” and, collectively, as the “Parties”.

SUMMARY OF TRANSACTION

     Eastman Sub owns 25,000,000 shares (the “Genencor Common Shares”) of the common stock, par value $0.01 per share (the “Genencor Common Stock”), of Genencor International, Inc., a Delaware corporation (“Genencor”), and 485 shares (included accumulated dividends) (the “Genencor Preferred Shares”) of Genencor’s 7 1/2% Cumulative Series A Preferred Stock, no par value per share (the “Genencor Preferred Stock”), constituting approximately 42.2% of the issued and outstanding shares of Genencor Common Stock and 50% of the issued and outstanding shares of Genencor Preferred Stock.

     Buyer desires to purchase, and Eastman Sub desires to sell, the Genencor Common Shares and the Genencor Preferred Shares, upon the terms and subject to the satisfaction of the conditions set forth in this Agreement.

     Contemporaneously with the execution of this Agreement, Danisco, Buyer and Genencor are entering into an Acquisition Agreement (the “Acquisition Agreement”), pursuant to which, subject to the terms and conditions set forth therein, it is contemplated that (i) Buyer will make a cash tender offer to acquire all of the issued and outstanding shares of Genencor Common Stock for $19.25 per share in cash; and (ii) Buyer, will merge with and into Genencor and the separate corporate existence of Buyer shall thereupon cease.

     To effect the purchase and sale of the Genencor Common Shares and the Genencor Preferred Shares, and in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

SALE OF STOCK AND TERMS OF PAYMENT

     1.01 The Sale. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing (as hereinafter defined), Eastman Sub will sell, assign, transfer and deliver to Buyer, and Buyer will, and Danisco will cause Buyer to, purchase and acquire from Eastman Sub:

          (a) the Genencor Common Shares; and

          (b) the Genencor Preferred Shares (together with the Genencor Common Shares, the “Purchased Shares”).

     1.02 Consideration.

          (a) Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, in consideration of such sale, assignment, transfer and delivery of the Purchased Shares, Buyer will pay to Eastman Sub in cash at the Closing U.S. $419,000,000.00, consisting of (a) in respect of the Genencor Common Shares, the amount of U.S. $15.00 per share; and (b) in respect of all Genencor Preferred Shares, the amount of U.S. $44,000,000.00, subject to potential adjustment as set forth in paragraph (b) immediately below (the “Purchase Price”).

          (b) In the event that the Closing does not occur by March 25, 2005 for any reason other than because of a breach by Eastman of its obligations set forth in Section 4.05(d) below, then the aggregate purchase price payable to Eastman as set forth in paragraph (a) immediately above shall be increased by an amount, computed on the basis of a 360 calendar day year, equal to two and one-half percent (2.5%) per annum of U.S. $419,000,000.00 and accruing from and after March 25, 2005 until the Closing Date.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF
EASTMAN AND EASTMAN SUB

     As an inducement to Danisco and Buyer to enter into this Agreement, Eastman and Eastman Sub hereby, jointly and severally, represent and warrant to Danisco and Buyer that as of the date hereof:

     2.01 Organization. Eastman is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Eastman Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2.02 Ownership of Purchased Shares. Eastman Sub owns beneficially and of record 25,000,000 shares of Genencor Common Stock and 485 shares of Genencor Preferred Stock.

     2.03 Title to Purchased Shares. Eastman Sub owns, and at the Closing will own, the Purchased Shares free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options or limitations affecting its ability to, except as provided in that certain Stockholder Agreement, dated July 25, 2000, by and among Danisco, Eastman and Genencor (as amended through the third amendment thereto dated April 2, 2003, the “Stockholder Agreement”), vote such shares or to transfer such shares to Buyer. At the Closing, Eastman Sub will transfer, assign and deliver good title to the Purchased Shares to Buyer, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims or options of whatever nature.

     2.04 Authority Relative to this Agreement. Each of Eastman and Eastman Sub has full legal power and authority to execute and deliver this Agreement and to consummate the transactions to be effected by it as contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Eastman and Eastman Sub and constitutes the valid and binding obligation of each of Eastman and Eastman Sub, enforceable against them in accordance with its terms, except as enforcement hereof may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights and remedies of creditors, and the effects of general principles of equity, whether applied by a court of law or equity.

     2.05 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Eastman and Eastman Sub, the sale by Eastman Sub of the Purchased Shares pursuant to this Agreement, nor the consummation of the other transactions contemplated by this Agreement (a) conflict with or will result in any breach of any provision of the respective Certificates of Incorporation or By-Laws of Eastman or Eastman Sub, (b) require either Eastman or Eastman Sub to obtain any consent, approval, authorization or permit of, or require either Eastman or Eastman Sub to make any filing with or notification to, any governmental or regulatory authority other than those that have been made or obtained, or (c) violate any order, writ, injunction or decree, or, to the knowledge of Eastman and Eastman Sub, any law, statute, rule or regulation, applicable to Eastman or Eastman Sub or any of their respective assets.

     2.06 Stockholder Agreement Rights. Eastman has taken all corporate action necessary on its part to authorize the assignment of all of Eastman’s right, title and interest in, to and under the Stockholder Agreement to the extent permitted thereunder, including all rights of Eastman pursuant to Section 4 (Election of Directors) thereof.

     2.07 Brokers. Except for Merrill Lynch & Co., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Eastman or Eastman Sub. Eastman will be solely responsible for the fees and expenses of Merrill Lynch & Co. in connection with this Agreement and the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF DANISCO AND BUYER

     As an inducement to Eastman and Eastman Sub to enter into this Agreement, Danisco and Buyer each hereby, jointly and severally, represent and warrant to Eastman and Eastman Sub that as of the date hereof:

     3.01 Organization. Danisco is a corporation duly organized, validly existing and in good standing under the laws of Denmark. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     3.02 Authority Relative to this Agreement. Each of Danisco and Buyer has full legal power and authority to execute and deliver this Agreement and to consummate the transactions to be effected by it as contemplated hereby, and this Agreement has been duly and validly executed and delivered by each of Danisco and Buyer and constitutes the valid and binding obligation of each of Danisco and Buyer, enforceable against Danisco and Buyer in accordance with its terms, except as enforcement hereof may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights and remedies of creditors, and the effects of general principles of equity, whether applied by a court of law or equity.

     3.03 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by each of Danisco and Buyer, the purchase by Buyer of the Purchased Shares pursuant to this Agreement, nor the consummation of the other transactions contemplated by this Agreement (a) will conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of Buyer, or the organizational documents of Danisco, (b) except as described in Section 4.03 hereof, require Danisco or Buyer to obtain any consent, approval, authorization or permit of, or require Danisco or Buyer to make any filing with or notification to, any governmental or regulatory authority other than those that have been made or obtained, or (c) violate any order, writ, injunction or decree, or, to the knowledge of Danisco and Buyer, any law, statute, rule or regulation applicable to Danisco or Buyer or any of their respective assets.

     3.04 Financing. Danisco has cash on hand (or available borrowing capacity under existing credit agreements of Danisco) in an aggregate amount sufficient to enable Buyer to pay in full (i) the Purchase Price, (ii) the purchase price payable pursuant to the Tender Offer (as defined in Section 4.05) and the Acquisition Agreement, and (iii) all fees and expenses payable by Danisco and Buyer in connection with this Agreement and the transactions contemplated hereby.

     3.05 Brokers. Except for Deutsche Bank Securities Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Danisco or Buyer. Danisco will be solely responsible for the fees and expenses of Deutsche Bank Securities Inc. in connection with this Agreement and the transactions contemplated hereby.

     3.06 Acquisition Agreement. Attached hereto as Exhibit 3.06 is a true, correct and complete copy of the Acquisition Agreement entered into by and among Danisco, Buyer and Genencor contemporaneously herewith, which agreement has not been terminated, or amended or modified in any respect, since the time of its execution.

     3.07 Ownership of Genencor Common Stock. As of the date of this Agreement, Danisco beneficially owns, indirectly through its wholly owned subsidiary, A/S PSE 38 nr. 2024, a corporation organized under the laws of Denmark (“Denmark Sub”), 25,000,000 shares of Genencor Common Stock.

ARTICLE IV

PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

     4.01 General. Each of the Parties will use commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article V below).

     4.02 Consents. The Parties will use commercially reasonable efforts (including the giving of required notices) to promptly obtain any third party consents and governmental approvals of all persons and governmental authorities necessary for the consummation of the sale of the Purchased Shares and the other transactions contemplated by this Agreement, including, for such purposes causing all conditions precedent to the closing of the Tender Offer and the transactions contemplated by the Acquisition Agreement to be satisfied (provided, that this Section 4.02 shall not be construed as requiring a Party to waive any such conditions precedent).

     4.03 Transfer of Genencor Shares. Until the earlier of the Closing or termination of this Agreement, Denmark Sub will not, and Danisco shall cause Denmark Sub not to, sell or otherwise dispose of any shares of Genencor Common Stock beneficially owned by it, provided that Denmark Sub may transfer all or any of such shares to Buyer or another affiliate of Danisco so long as such shares would, after such transfer, still be beneficially owned by Danisco following such transfer and, in such event, Danisco shall cause such other affiliate not to further transfer all or any of such shares until the earlier of the Closing or termination of this Agreement. Until the earlier of the Closing or termination of this Agreement, Eastman Sub will not, and Eastman shall cause Eastman Sub not to, except as permitted pursuant to Section 8.05 of this Agreement, sell or otherwise dispose of any shares of Genencor Common Stock or Genencor Preferred Stock owned by it.

     4.04 Hart-Scott-Rodino; Competition Filings. Danisco and Buyer have made, or will promptly make, the filing, if any, which is required to be made by them in connection with the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any other U.S. state or non-U.S. competition law or regulation. Each of Danisco, Buyer and their appropriate affiliates will furnish to Genencor such information and assistance as may reasonably be requested by Genencor in connection with preparation of filings or submissions to any governmental agency required to be made by Genencor in connection with the transactions contemplated by this Agreement, including any necessary filings under the provisions of the HSR Act or any other U.S. state or non-U.S. competition law or regulation. Danisco and Buyer will use commercially reasonable efforts to resist any assertion that the transactions contemplated by this Agreement constitute a violation of U.S. federal, state or non-U.S. antitrust laws and shall seek early termination of any waiting period under the HSR Act.

     4.05 Tender Offer.

          (a) Without limiting the generality of the foregoing provisions of this Article IV, Buyer shall, and Danisco shall cause Buyer to, as promptly as practicable (and, in any event, not later than five business days after the date that Genencor delivers the information to be supplied by it for use in the Schedule TO (as defined in the Acquisition Agreement)) commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an offer to purchase (the “Tender Offer”) any or all of the outstanding shares of Genencor Common Stock on the terms and conditions set forth in the Acquisition Agreement. As used in this Agreement, the term “business day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by law to close. Buyer shall, and Danisco shall cause Buyer to, commence and conduct the Tender Offer, the purchase of Genencor Common Stock pursuant thereto and the merger contemplated thereby, in accordance with all applicable law. Buyer shall not, and Danisco shall cause Buyer not to, without Eastman’s prior consent, (i) decrease the price payable for shares of Genencor Common Stock in the Tender Offer, (ii) add any new condition to the Tender Offer not set forth either (A) in Annex I to the Acquisition Agreement or (B) elsewhere in the Acquisition Agreement, in each case, as in effect on the date hereof, or (iii) modify or expand any such condition to make its satisfaction more difficult.

          (b) Eastman and its counsel shall be given a reasonable opportunity to review Buyer’s Tender Offer Statement on Schedule TO with respect to the Tender Offer (the “Tender Offer Statement”) before it is filed with the SEC and Danisco and Buyer shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Eastman and its counsel. In addition, Danisco and Buyer shall provide to Eastman and its counsel in writing with any comments, whether written or oral, that Danisco, Buyer or their counsel may receive from time to time from the SEC or its staff with respect to the Tender Offer Statement promptly after Danisco or Buyer’s receipt of such comments, and any written or oral responses thereto. Eastman and its counsel shall be given a reasonable opportunity to review any such written responses and Buyer shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Eastman and its counsel.

          (c) Eastman Sub shall not, and Eastman shall cause Eastman Sub and its other subsidiaries and affiliates not to tender any of the Genencor Common Shares in the Tender Offer. In the event that all of the conditions to Buyer’s obligation to purchase and pay for the Genencor Common Shares and the Genencor Preferred Shares set forth in Section 5.01 hereof are not either satisfied or waived by Buyer, then Buyer shall not purchase any shares of Genencor Common Stock in the Tender Offer. Eastman and Eastman Sub each hereby waive any right or claim that either may have under Exchange Act Rule 14d-10 or Exchange Act Rule 14e-5 against Danisco, Buyer and their respective affiliates arising from this Section 4.05(c).

          (d) Eastman shall promptly file all documents required by United States federal securities laws to be filed by it in connection with this Agreement and the Tender Offer.

ARTICLE V

CONDITIONS TO OBLIGATION TO CLOSE

     5.01 Conditions to Obligations of All Parties. The respective obligations of Danisco, Buyer, Eastman and Eastman Sub to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions:

          (a) No Order, Decree or Injunction. No order, decree or ruling of any governmental authority or court (including, without limitation, in connection with the enforcement of any U.S. state or non-U.S. competition laws) shall have been entered and not vacated prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated by this Agreement; and

          (b) Expiration of HSR Waiting Period. All applicable waiting periods under the HSR Act shall have expired without any indication by the Department of Justice or the Federal Trade Commission that either of them intends to challenge the transactions contemplated by this Agreement, or early termination thereof shall have been granted.

     5.02 Conditions to Obligations of Buyer. The obligations of Danisco and Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived by Danisco (on behalf of itself and Buyer) in writing:

          (a) Representations and Warranties. The representations and warranties of Eastman and Eastman Sub set forth in this Agreement (read without regard to any qualification regarding materiality) shall be true and correct in all respects as of the date of the Closing, except where such failures to be true and correct would not, individually or in the aggregate, be reasonably likely to impair the ability of Eastman and Eastman Sub to consummate the transactions contemplated by this Agreement or fulfill their respective obligations hereunder.

          (b) Performance of Obligations of Eastman and Eastman Sub. Eastman and Eastman Sub shall have performed in all material respects all obligations required to be performed by such Parties under this Agreement, and complied in all material respects with all covenants for which compliance by such Parties is required under this Agreement prior to or at the Closing.

     5.03 Conditions to Obligations of Eastman. The obligations of Eastman and Eastman Sub to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived by Eastman (on behalf of itself and Eastman Sub) in writing:

          (a) Representations and Warranties. The representations and warranties of Danisco and Buyer set forth in this Agreement (read without regard to any qualification regarding materiality) shall be true and correct in all respects as of the date of the Closing, except where such failures to be true and correct would not, individually or in the aggregate, be reasonably likely to impair the ability of Danisco and Buyer to consummate the transactions contemplated by this Agreement or fulfill their respective obligations hereunder.

          (b) Performance of Obligations of Danisco and Buyer. Danisco and Buyer shall have performed in all material respects all obligations required to be performed by them under this Agreement, and complied in all material respects with all covenants for which compliance by them is required under this Agreement, prior to or at the Closing.

          (c) Acquisition Agreement. The Acquisition Agreement shall not have been terminated, or amended or modified, since the time of its execution. For the avoidance of doubt, any waiver of a requirement under the Acquisition Agreement by a party thereto shall not be deemed an amendment or modification thereof for purposes of Section 3.06 or this Section 5.03(c).

ARTICLE VI

THE CLOSING AND CERTAIN CLOSING DELIVERIES

     6.01 Time and Place of Closing. Upon the terms and subject to satisfaction or waiver of the conditions contained in this Agreement, the closing of the transaction contemplated by this Agreement (the “Closing”) will take place on the first business day following the date (the “Tender Offer Payment Date”) on which Buyer accepts for payment any shares of Genencor Common Stock tendered pursuant to the Tender Offer. The Closing shall take place at the offices of Carter Ledyard & Milburn LLP, 2 Wall Street, New York, New York, U.S.A., or at such other location and on such date as may be mutually agreed upon by the Parties. The effective time of the Closing is hereinafter referred to as the “Closing Date.”

     6.02 Deliveries by Eastman and Eastman Sub. At the Closing, Eastman and Eastman Sub will deliver to Danisco and Buyer the following:

          (a) Stock certificates representing all of the Purchased Shares, accompanied by stock powers duly executed in blank or a duly executed instrument of transfer and any other documents that are necessary to transfer to Buyer good and marketable title to the Purchased Shares;

          (b) A copy of the resolutions of the respective Boards of Directors of each of Eastman and Eastman Sub approving the Agreement; and

          (c) All other documents, instruments and writings required to be delivered by Eastman or Eastman Sub at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

     6.03 Deliveries by Danisco and Buyer. At the Closing, Danisco and Buyer will deliver the following to Eastman and Eastman Sub:

          (a) The Purchase Price payable pursuant to Section 1.02, by wire transfer to the account of Eastman Sub in accordance with Eastman Sub’s instructions;

          (b) A copy of the resolutions of the respective Boards of Directors of each of Danisco and Buyer approving the Agreement (or, with respect to Danisco, other reasonably satisfactory evidence of due corporate authorization of the transactions contemplated by this Agreement); and

          (c) All other documents, instruments and writings required to be delivered by Danisco and Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

     6.04 Termination of Agreement. This Agreement may be terminated by the Parties as provided below:

          (a) Danisco (on behalf of itself and Buyer) and Eastman (on behalf of itself and Eastman Sub) may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) Danisco (on behalf of itself and Buyer) may terminate this Agreement by giving written notice to Eastman at any time prior to the Closing (i) in the event that either Eastman or Eastman Sub has breached any representation, warranty, or covenant made by it in this Agreement in any material respect, Danisco has notified Eastman of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach; or (ii) if the Closing shall not have occurred on or before May 31, 2005, by reason of the failure of any condition precedent under Section 5.01 or 5.02 hereof (unless the failure results primarily from Danisco or Buyer breaching any representation, warranty, or covenant contained in this Agreement).

          (c) Eastman (on behalf of itself and Eastman Sub) may terminate this Agreement by giving written notice to Danisco at any time prior to the Closing (i) in the event either Danisco or Buyer has breached any representation, warranty, or covenant made by it in this Agreement in any material respect, Eastman has notified Danisco of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach; or (ii) Danisco or Buyer makes a Matching Bid with respect to a Superior Proposal (each as defined in the Acquisition Agreement) and Eastman will not receive in the transaction contemplated by such Matching Bid an amount in cash equal to or greater than the sum of (A) U.S. $419,000,000.00; plus (B) the positive difference, if any, between the consideration per share of Genencor Common Stock to be paid to the Unaffiliated Stockholders (as defined in the Acquisition Agreement) in such contemplated transaction and U.S. $19.25, multiplied by the Genencor Common Shares; or (iii) if the Closing shall not have occurred on or before May 31, 2005, by reason of the failure of any condition precedent under Section 5.01 or 5.03 hereof (unless the failure results primarily from Eastman or Eastman Sub breaching any representation, warranty, or covenant contained in this Agreement).

          (d) Danisco (on behalf of itself and Buyer) or Eastman (on behalf of itself and Eastman Sub) may terminate this Agreement by giving written notice to the other if (i) there shall be in effect any law or regulation that prohibits the consummation of the Closing or if consummation of the Closing would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; (ii) Danisco shall have terminated the Acquisition Agreement pursuant to clause (iv) of paragraph (b) of Section 8.1 thereof; or (iii) Genencor shall have terminated the Acquisition Agreement pursuant to clause (i) of paragraph (c) of Section 8.1 thereof.

     6.05 Effect of Termination. If either Danisco or Eastman terminates this Agreement pursuant to Section 6.04 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party or their respective affiliates, directors, officers or employees, except pursuant to Sections 6.06 and 7.01 and except that, if termination is due to breach of any representation, warranty or covenant contained in this Agreement, the provisions of Section 7.03 shall apply with respect to such breach.

     6.06 Survival in Event of Termination. The provisions of Sections 7.01, 7.03, paragraphs (b) and (c) of Section 7.04 and Article VIII (other than Section 8.07 thereof) shall expressly survive any termination hereof.

ARTICLE VII

POST-CLOSING COVENANTS

     7.01 Expenses. If (a) Eastman terminates this Agreement pursuant to clause (i) of paragraph (c) of Section 6.04 hereof; or (b) the Acquisition Agreement is terminated pursuant to Section 8.1(a) thereof; or (c) all conditions precedent to the obligations of Danisco and Buyer to close the transactions contemplated by this Agreement and the Tender Offer other than the condition set forth in paragraph (c) (regarding Company Material Adverse Change, as defined therein on the date hereof) of Annex I to the Acquisition Agreement are satisfied and Danisco and Buyer decline to consummate the transactions contemplated by this Agreement by the Tender Offer Payment Date; then, in any such event, Danisco will pay to Eastman, by wire transfer of immediately available funds to an account designated by Eastman and not later than five (5) days after the date of such termination of this Agreement, the Acquisition Agreement or expiration or termination of the Tender Offer, as the case may be, an amount equal to U.S. $3,500,000.00. In the case of clause (a) of the immediately preceding sentence, such payment shall be in addition to any other right or remedy that Eastman and Eastman Sub may have at law or in equity. In the event that either Genencor terminates the Acquisition Agreement pursuant to clause (i) of paragraph (c) of Section 8.1 thereof or Danisco terminates the Acquisition Agreement pursuant to clause (iv) of paragraph (b) of Section 8.1 thereof and neither (x) the proposed transaction that was the subject of the Notice of Superior Proposal or Company Change in Recommendation (each as defined in the Acquisition Agreement), as the case may be, in connection with such termination nor (y) the Closing of the transactions contemplated by this Agreement has occurred, in either such case, by May 31, 2005, then Danisco shall pay to Eastman, not later than five business days following receipt by Danisco of reasonable documentation for same, Emerald’s out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, up to $3,500,000.00. If Danisco fails to pay any amount when due pursuant to this Section 7.01 and, in order to obtain such payment, Eastman commences a suit that results in a judgment against Danisco for such amount, then Danisco shall also pay to Eastman interest on such amount at a rate per annum equal to three-month LIBOR (as reported in The Wall Street Journal (Northeast Edition) or, if not reported therein, in another authoritative source selected by Eastman on the date of termination of this Agreement (or if no quotation for three-month LIBOR is available for such date, on the next succeeding date for which such a quotation is available), plus five percent (5%). Danisco and Buyer each acknowledge and agree that this Section 7.01 is an integral part of the transactions contemplated hereby without which Eastman and Eastman Sub would not enter into this Agreement. Except as otherwise provided in this Section 7.01 and in Section 7.03, Eastman and Eastman Sub, on the one hand, and Danisco and Buyer, on the other, shall each bear their own costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement.

     7.02 Further Assurances. Subject to the terms and conditions of this Agreement, from time to time after the Closing Date, Eastman and Eastman Sub will, at their own expense and without further consideration, execute and deliver such documents to Buyer as Buyer may reasonably request in order more effectively to vest in Buyer good title to the Purchased Shares.

     7.03 Indemnification.

          (a) Eastman and Eastman Sub agree, jointly and severally, to save, defend and indemnify Danisco and Buyer against, and hold them harmless from, any claim, suit, proceeding, action or demand (a “Claim”) brought by a third party against Danisco or Buyer, including all liabilities, losses, costs and expenses, of every kind, nature and description, fixed or contingent (including counsel’s fees and expenses) (“Losses”) in connection with any such Claim, arising out of any breach or alleged breach of any representation, warranty, covenant or agreement made by Eastman or Eastman Sub under this Agreement.

          (b) Danisco and Buyer agree, jointly and severally, to save, defend and indemnify Eastman and Eastman Sub against, and hold them harmless from, any Claim brought by a third party against Eastman or Eastman Sub, including all Losses in connection with any such Claim, arising out of any breach or alleged breach of any representation, warranty, covenant or agreement made by Danisco or Buyer under this Agreement.

     7.04 Directors’ and Officers’ Insurance and Indemnification.

          (a) Danisco and Buyer shall not amend or modify in any respect Section 6.8 (Directors’ and Officers’ Insurance and Indemnification) of the Acquisition Agreement without the prior written consent of Eastman.

          (b) Each of Danisco and Buyer acknowledges and agrees that Eastman is executing this Agreement solely in its capacity as a stockholder of Genencor, that Eastman has three representatives on the Board of Directors of Genencor, that such representatives may act in their capacities as directors of Genencor in accordance with their fiduciary duties to Genencor and its stockholders, and nothing in this Agreement, nor the fact of this Agreement, shall be construed as indicating anything to the contrary. Eastman acknowledges and agrees that Danisco has three representatives on the Board of Directors of Genencor, that such representatives may act in their capacities as directors of Genencor in accordance with their fiduciary duties to Genencor and its stockholders, and nothing in this Agreement, nor the fact of this Agreement, shall be construed as indicating anything to the contrary.

          (c) The Covered Persons (as defined in the Acquisition Agreement) (and their successors and heirs) are intended third party beneficiaries of this Section 7.04, and this Section

7.04 shall not be amended in a manner that is adverse to the Covered Persons (including their successors and heirs) or terminated without the consent of the Covered Persons (including their successors and heirs) affected thereby.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

     8.01 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written instrument executed by each of the Parties hereto.

     8.02 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

     8.03 Survival. Each and every representation, warranty, covenant and agreement contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement shall survive the Closing and shall not be affected by any investigation made by any Party.

     8.04 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, telexed or mailed by reputable overnight delivery service or by registered or certified mail (return receipt requested), postage prepaid, to the Parties at the following addresses (or at such other address as any party shall specify by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

(a)	If to Eastman or Eastman Sub:

Eastman Chemical Company
100 N. Eastman Road
Kingsport, Tennessee 37660
Attention: Chief Legal Officer

(b)	If to Danisco or Buyer:

Danisco A/S
Langebrogade 1
P.O. Box 17
DK-1001
Copenhagen K, Denmark
Attention: Chief Legal Officer

     Danisco and Buyer will copy Eastman on any notice given by either Danisco or Buyer to Genencor pursuant to or in connection with the Acquisition Agreement and will promptly forward to Eastman a copy of any notice received by either Danisco or Buyer from Genencor pursuant to or in connection with the Acquisition Agreement (including, in either such case, any notice of waiver of any term or condition set forth in the Acquisition Agreement).

     8.05 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto without the prior written consent of the other Parties; provided, however, that no such consent shall be required (i) in the case of Danisco or Buyer, for the assignment by either such Party of its respective rights, interests and obligations under this Agreement to another wholly owned subsidiary of Danisco or (ii) in the case of Eastman or Eastman Sub, the assignment by either such Party of its respective rights, interests and obligations under this Agreement to another wholly owned subsidiary of Eastman that is a transferee of any Genencor Common Shares or Genencor Preferred Shares. Notwithstanding any assignment by Danisco, Buyer, Eastman or Eastman Sub of such Party’s respective rights, interests and obligations under this Agreement, Danisco shall remain fully liable for the performance hereunder of Buyer and any other wholly owned subsidiary of Danisco and Eastman shall remain fully liable for the performance hereunder of Eastman Sub and any other wholly owned subsidiary of Eastman. Any purported assignment in violation of the provisions hereof shall be void.

     8.06 Interpretation.

          (a) The headings of the sections are inserted for the purposes of convenience and reference only and shall have no legal effect and shall not affect the interpretation or construction of this Agreement. Words denoting the singular shall, where applicable, include the plural and vice versa. Whenever the words “include,” includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act; provided, however, that the term “affiliates” when used in relation to Danisco or Eastman shall not include Genencor.

          (b) Notwithstanding anything in this Agreement to the contrary, Danisco, Buyer and their affiliates are not intended to constitute a “group” with Eastman, Eastman Sub and their affiliates for purposes of Rule 13d-5 of the Exchange Act, and nothing in this Agreement will be interpreted in a manner that requires that they be deemed to be a “group” hereunder.

     8.07 Confidentiality. Eastman and Eastman Sub shall maintain the secrecy and confidentiality of, and not use or disclose to any third party or person, any proprietary, secret or confidential data and information relating to Genencor or its business operations (the “Confidential Information”).

Eastman and Eastman Sub shall, and shall cause all Eastman Designees (as defined in the Stockholder Agreement) and any other employee having knowledge of Confidential Information to abide by the confidentiality obligations stipulated in this Agreement for a period of two (2) years from the Closing Date.

The following materials and information shall not be deemed as Confidential Information:

          (a) any materials and information in the public domain not due to disclosure or divulgence by Eastman, Eastman Sub or Eastman Designees or relevant employees in violation of this Agreement;

          (b) any materials and information legally obtained by Eastman or Eastman Sub from a third party which has the right to disclose such materials and information;

          (c) any materials and information which must be disclosed in accordance with a mandatory provision of applicable law or the order or instruction of a court of competent jurisdiction or governmental authority; or

          (d) any materials, information, technology or processes independently developed by Eastman, Eastman Sub or their respective affiliates through personnel that have not had access to the Confidential Information.

To the extent necessary and required, Eastman and Eastman Sub may disclose the Confidential Information to relevant governmental officials in order to obtain governmental authorizations and also to lawyers, accountants and consultants hired by Eastman and Eastman Sub to obtain their professional assistance. All the Confidential Information disclosed in writing shall be marked as “Confidential” and upon the request of Danisco, Eastman and Eastman shall use commercially reasonable efforts to obtain assurances that confidential treatment will be accorded the information so disclosed.

Notwithstanding anything in this Section 8.07 to the contrary, the obligations of Eastman and Eastman Sub and the Eastman Designees) set forth in this Section 8.07 shall not apply to any Confidential Information received by Eastman, Eastman Sub or Eastman Designees pursuant to or in connection with a separate commercial relationship (whether in existence on the date hereof or hereafter entered into) between Eastman, or its affiliate, and Genencor, or its affiliate, (including by way of example, but without limitation, any supply agreement or joint venture between Eastman or its affiliate and Genencor or its affiliate) and the obligations of Eastman, Eastman Sub or Eastman Designees, if any, with respect to any such Confidential Information shall be governed by and as set forth in the agreement entered into between Eastman or its affiliate and Genencor or its affiliate in connection with such other commercial relationship.

     8.08 Public Communications. Except as may be required by applicable law or the rules of any applicable stock exchange, no public announcement (whether made alone or jointly with Genencor or any other third party) concerning this Agreement, its contents or the transactions contemplated hereby, or the Acquisition Agreement, its contents or the transactions contemplated thereby, shall be made by Danisco or Buyer, on the one hand, or Eastman or Eastman Sub, on the other, unless with the prior written consent of Danisco, if such public announcement is to be made by Eastman or Eastman Sub or with the prior written consent of Eastman, if such public announcement is to be made by Danisco or Buyer, both in respect of the public announcement and the content of the public announcement.

     Unless otherwise agreed between the Parties in advance, the Parties shall keep the contents of this Agreement confidential from unrelated third parties, except as disclosure thereof may be required by law or by applicable stock exchange rules; in which case the Parties agree to use reasonable endeavors to consult with each other prior to making any disclosure. This Section 8.08 shall survive any termination of the Agreement regardless of the reason for such termination.

     8.09 Governing Law. This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     8.10 Counterparts. This Agreement may be executed in any number of counterparts, and by any Party on separate counterparts, each of which as so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any Party hereto to produce or account for more than one such counterpart executed and delivered by such Party. One or more counterparts may be delivered via facsimile transmission with the intent that such counterpart shall have the same effect as the original thereof.

     8.11 Entire Agreement. This Agreement, including the schedules, exhibits, documents, certificates and instruments referred to herein, embodies the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior agreements and understandings between or among the Parties with respect thereto.

[Remainder of Page Intentionally Left Blank — Signature Page Follows]

     IN WITNESS WHEREOF, Eastman, Eastman Sub, Danisco and Buyer have caused this Agreement to be executed by their duly authorized officers, each as of the date first above written.

EASTMAN CHEMICAL COMPANY

By:	/s/ THERESA K. LEE

Name: Theresa K. Lee
Title: Senior Vice President, Chief Legal Officer

EASTMAN CHEMICAL COMPANY INVESTMENTS, INC.

By:	/s/ HAROLD F. KALBACH, JR.

Name: Harold F. Kalbach, Jr.
Title: Vice President & Treasurer

DANISCO A/S

By:	/s/ SOREN BJERRE

Name: Soren Bjerre
Title: Executive Vice President & Chief Financial Officer

DH SUBSIDIARY INC.

By:	/s/ JORGEN ROSENLUND

Name: Jorgen Rosenlund
Title: Group General Counsel